Exhibit 32.a

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Company’s Report of HQDA Elderly Life Network Corp. (the “Company”) on Form 10-K for the year ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ziyun Xu, Principal Executive Officer and I, Jimmy Zhou, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ziyun Xu
Ziyun Xu, Principal Executive Officer September 29, 2021

/s/ Jimmy Zhou
Jimmy Zhou, Principal Financial Officer September 29, 2021